Exhibit 10-P-6

Terms and Conditions of Stock Option Agreement (U.K. Nonqualified Opinion)
Ford Motor Company Long Term Incentive Plan

Effective for options granted under the Ford Motor Company Long-Term Incentive Plan.

1.
The Option may not be exercised prior to the date one year from the date of the Stock Option Agreement of which these terms and conditions are a part (the "Agreement"). Thereafter, the Option may be exercised in installments as follows:

(a) Beginning on the date one year from the date of the Agreement, the Option may be exercised to the extent of 33% of the shares originally covered thereby;

(b) Beginning on the date two years from the date of the Agreement, the Option may be exercised to the extent of an additional 33% of the shares originally covered thereby;

(c) Beginning on the date three years from the date of the Agreement, the Option may be exercised to the extent of an additional 34% of the shares originally covered thereby;

(d) To the extent not exercised installments shall be cumulative and may be exercised in whole or in part; and

all subject to the Agreement and these terms and conditions and any rules and regulations established by the Committee pursuant to the Plan or the United Kingdom Rules.

Notwithstanding the foregoing, if your stock option grant included an incentive stock option (ISO), the ISO portion of the grant would be maximized within permissible regulatory limits. This could result in a different number of options vesting on the first three anniversary dates of the grant under the nonqualified option (NQO) and/or the ISO portion of the grant than the number indicated by the schedule above. In any event, the total number of NQOs and ISOs in the grant, will, as a whole, vest according to the schedule above. Your grant information (available online via Morgan Stanley’s Benefit Access website - www.benefitaccess.com or through a Morgan Stanley phone representative) will reflect the specific number of ISOs and NQOs vesting on the specific dates.

2.
Except as provided in the immediately following two paragraphs, if, prior to the date one year from the date of the Agreement, the Optionee's employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Optionee, the Optionee's right to exercise the Option shall terminate on the date of such termination of employment and all rights hereunder and under the Agreement shall cease.

Notwithstanding the provisions of the next preceding paragraph, if the Optionee's employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Optionee had remained in the employ of the Company for at least six months following the date of the Agreement, and subject to the provisions of Article 3 hereof, all the Optionee's rights hereunder and under the Agreement shall continue in effect or continue to accrue until the date ten years after the date of the Agreement, subject, in the event of the Optionee's death during such ten year period, to the provisions of the sixth paragraph of this Article and subject to any other limitation contained herein or in the Agreement on the exercise of the Option in effect at the date of exercise.

Notwithstanding anything to the contrary set forth herein or in the Agreement, if the Optionee's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a "Joint Venture" (as hereinafter defined)) of the division, operation or subsidiary in which the Optionee was employed or to which the Optionee was assigned, all the Optionee's rights under the Option shall become immediately exercisable and continue in effect until the date five years after the date of such termination (but not later than the date ten years from the date of grant of the Option), provided the Optionee shall satisfy both of the following conditions:

(a) the Optionee, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of the Option, and

(b) the Optionee continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of the Option (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of the Optionee's employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of the Optionee to exercise the Option shall be subject to the following limitations: (i) if the Optionee's employment is terminated by reason of disability, death or retirement with the approval of his or her employer, the Optionee's rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (ii) if the Optionee's employment is terminated by reason of discharge or voluntary quit, the Optionee's rights shall terminate on the date of such termination of employment and all rights under the Option shall cease; and (iii) if the Optionee's employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), the Optionee shall have the right, within three months after such termination, to exercise the Option to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 3 hereof and any other limitation on the exercise of the Option in effect at the date of exercise. For purposes of this paragraph, the term "Joint Venture" shall mean any joint venture corporation or partnership, or comparable entity, in which the Company has a substantial equity interest.

If, on or after the date one year from the date of the Agreement, the Optionee's employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which the Optionee was employed or to which the Optionee was assigned, discharge, release in the best interest of the Company or voluntary quit, the Optionee shall have the right, within three months after such termination, to exercise the Option to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 3 hereof and any other limitation contained herein or in the Agreement on the exercise of the Option in effect at the date of exercise.

If the Optionee's employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the

Optionee's right to exercise the Option shall terminate on the date of such termination of employment and all rights hereunder and under the Agreement shall cease.

If the Optionee shall die within the applicable period specified in the second, third, or fourth paragraph of this Article, the beneficiary designated pursuant to Article 6 hereof or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Optionee would have been entitled to exercise the Option if the Optionee had not died, to exercise the Option (except that, if the fourth paragraph of this Article shall apply to the Optionee, the Option may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised, and except that the period of time within which the Option shall be exercisable following the date of the Optionee's death shall not be more than one year or less than one year (unless the Option by its terms expires earlier)), subject to the provision that the Option shall not be exercised under any circumstances beyond ten years from the date of the Agreement and to any other limitation on the exercise of the Option in effect at the date of exercise.

Notwithstanding anything to the contrary set forth in the Agreement or in these terms and conditions, the Option shall not be exercised on or after the date ten years from the date of the Agreement.

3.
Anything contained herein or in the Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option following termination of the Optionee's employment with the Company shall remain effective only if, during the entire period from the date of the Optionee's termination to the date of such exercise, the Optionee shall have earned out such right by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

In the event of the Optionee's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Optionee's right to exercise the Option shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of his or her employment) be waived in the following manner:

(1) if the Optionee at any time shall have been subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the liability provisions of Section 16(b) of the Exchange Act (any such Optionee being hereinafter called a "Section 16 Person"), such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

(2) if the Optionee shall not at any time have been a Section 16 Person, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

Anything contained herein or in the Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option following termination of the Optionee's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that the Optionee at any time (whether before or subsequent to termination of the Optionee's employment) acted in a manner inimical to the best interests of the Company. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof shall be governed by the four immediately preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

4.	Payment for any shares of Stock purchased upon exercise of the Option shall be made in full at the time of exercise. Such payment must be made in cash.
The Optionee, from time to time during the period when the Option may by its terms be exercised, may exercise the Option in whole or in part by delivering to the Company: (i) a written notice signed by the Optionee stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) a check in an amount equal to the purchase price of the shares then to be purchased. The Committee, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, may require the Optionee to execute and file with it such evidence as it may deem necessary that the Optionee is acquiring any shares of Stock for investment and not with a view to their distribution.

As soon as practicable after receipt by the Company of such notice and check (if the Option is exercised in whole or in part) and such evidence of intent to acquire for investment as may be required by the Committee, the Company shall issue the appropriate number of shares in the name of the Optionee and deliver the certificate therefore to the Optionee. The number of shares shall be adjusted appropriately, or other appropriate arrangements shall be made, for any taxes required to be withheld by United Kingdom or United States federal, state or local law.

5.
As a condition of the granting of the Option, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of the Agreement or these terms and conditions shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement or of these terms and conditions shall be final and shall be binding and conclusive for all purposes.

6.	The option is not transferable by the Optionee and, during the Optionee's lifetime, the Option is exercisable only by the Optionee or the Optionee's legal representative.

7.
The Optionee, or the Optionee's legal representative shall have no rights as a stockholder with respect to any share covered by the Option until such person shall have become the holder of record of such share, and, except as provided in Article 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date upon which such person shall become the holder of record thereof.

8.
The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings whether of a similar character or otherwise.

9.
The shares covered by the Option are shares of Stock as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of Stock deliverable upon exercise of the Option, the Company shall effect the payment of a stock dividend on Stock payable in shares of Stock, a subdivision or combination of the shares of Stock, or a reclassification of Stock, the number and price of shares remaining under the Option shall be appropriately adjusted, provided that the adjustment is permitted by paragraph 29, Schedule 9 t the Income and Corporation Taxes Act 1988 and also provided that the adjustment will not be effective until and unless it is approved by the Board of the Inland Revenue. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

10.
Except as hereinbefore expressly provided, (a) the issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, or (b) the payment of a stock dividend on any other class of the Company's stock, or (c) any subdivision or combination of the shares of any other class of the Company's stock, or (d) any reclassification of any other class of the Company's stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.

11.
Subject to Rule 6 of the United Kingdom Rules, after any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of the Option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of Stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to the Optionee in the event of successive mergers or consolidations of the character described above. Anything contained herein or in the Agreement to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation, the Option shall terminate; but if a period of one year from the date of the Agreement shall have expired, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise the Option in whole or in part to the extent it shall not have been exercised, without regard to the installment provisions of Article 1 hereof but subject to any other limitation contained herein or in the Agreement on the exercise of the Option in effect on the date of exercise. In the event of any other event affecting Stock, an appropriate adjustment shall be made in the number and price of shares remaining under, and other terms and provisions of, the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion, and such determination shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

12.
Optionee acknowledges and agrees that, in order for the Company to perform its requirements under the Plan, the Company may process, for an indefinite period of time, personal data about Optionee. Such data includes, but is not limited to, the information provided in the Option grant materials and any changes thereto, and other appropriate personal data about Optionee, including information about Optionee's participation in the Plan and options exercised under the Plan from time to time. Optionee also hereby gives for an indefinite period of time Optionee's explicit consent to the Company to collect, use, store and transfer any such personal data for use in the United States of America or any other required location. The legal persons for whom the personal data is intended include Ford and any of its subsidiaries, the outside plan administrator as selected by the Company from time to time and any other person that the Company may deem appropriate in its administration of the Plan. Optionee has been informed of Optionee's right to access and correct Optionee's personal data by contacting Optionee's local Human Resources Representative. Optionee has been informed of Optionee's right to withdraw at any time Optionee's consent to the processing of personal data. Optionee has been informed that the provision of personal data is voluntary. Optionee understands that the transfer of the information outlined here is important to the administration of the Plan. Optionee's consent is given freely and is valid as long as it is needed for administration of the Plan or to comply with applicable legal requirements. Optionee's failure to consent to the Company's collection, use, storage and transfer of such personal data may limit Optionee's right to participate in the Plan. For purposes of this paragraph, the term "Company" shall be deemed to include Ford Motor Company, Optionee's employer, and any other affiliate of Ford Motor Company involved in the administration of the Plan.

13.
Optionee acknowledges that the Company is entitled to terminate the Plan unilaterally, and Optionee hereby waives any right to receive Plan benefits in the event that the Plan is terminated or Optionee's right to exercise the Option otherwise terminates under the terms of the Agreement. Optionee further acknowledges that the Company's grant of the option to Optionee is not an element of the Optionee's compensation and that the option is awarded in the Company's discretion. Optionee further acknowledges that receipt of the Option does not entitle Optionee to any further grants of an Option in the future, and that the Company does not guarantee that benefits under the Plan will have a particular value or be granted to Optionee in the future.

14.
Notwithstanding any of the other provisions of the Agreement or these terms and conditions, the Optionee agrees not to exercise the Option, and that the Company will not be obligated to issue any shares pursuant to the Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or any regulation of any governmental authority.

15.	Every notice relating to the Agreement shall be in writing and shall be given by registered mail with return receipt requested. All notices to the Company shall be addressed to:
Morgan Stanley
Ford Service Center
1001 Page Mill Road
Bldg. 4, Suite 101
Palo Alto, CA 94304, USA
Phone No.:
877-664-FORD (3673) (U.S.)
212-615-7009 (Non-U.S.)
Fax No.:650-494-2561
All notices by the Company to the Optionee shall be addressed to the current address of the Optionee as shown on the records of the Company. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at his or her last designated address shall be effective to bind any other person who shall acquire rights under the Agreement.

16.	The Agreement has been made in and it and these terms and conditions shall be construed in accordance with the laws of the State of Michigan.

17.
No U.K. income tax will be payable on the grant of the Option. The Company will, however, inform the U.K. Inland Revenue of the grant of the Option. No U.K. income tax will be payable on the exercise of the Option, provided that the scheme retains its U.K. Inland Revenue approved status and:

(a) the Option is exercised more than 3 years and not more than 10 years from the date of grant; and

(b) it is not exercised within 3 years of the date when the Optionee last exercised a right obtained under any U.K. Inland Revenue approved discretionary share option scheme (whether run by the Optionee's present employer or any other company whatsoever) and in respect of which the Optionee obtained relief from U.K. income tax. All Options exercised on the same day count as one exercise for this purpose.